Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RiceBran Technologies
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110585 and 333-135814) of RiceBran Technologies (the Company) of our report dated April 1, 2013, relating to the consolidated financial statements which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP
Phoenix, Arizona

April 1, 2013